UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 6, 2009

RECOVERY ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-152571	74-3231613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1515 Wynkoop Street, Suite 200
Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

(888) 887-4449
(Registrant's telephone number, including area code)

Universal Holdings, Inc.
PO Box 8851, Rocky Mount, NC 27804
(252) 407-7782
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 6, 2009 Recovery Energy, Inc. acquired 100% ownership of three producing wells on a 160-acre lease in Rush Willadel Field in Washington County, Colorado.  The purchase price paid at closing consisted of $750,000 in cash and 250,000 shares of common stock.  The seller has the option to cause Recovery to purchase the 250,000 shares for $750,000 in cash on December 15, 2009.  Simultaneously, Recovery sold a 50% to an unrelated third party for $750,000 in cash.  Under the terms of that transaction, Recovery has an option to purchase the 50% ownership interest in the three wells back from the third party for $825,000 in cash by notice no later than January 6, 2010.  The purchaser of the 50% interest also has the right to require Recovery to repurchase the interest for $825,000 by notice no later than January 6, 2010.  The two agreements contain other provisions that are customary for agreements of this nature, such as representations and warranties.  The initial purchase agreement is filed as exhibit 10.1 and the purchase and sale agreement with the imbedded option to re-purchase the remaining 50% is filed as exhibit 10.2.  The press release announcing the transaction is filed as exhibit 99.1.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosure under the first paragraph of Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 3.02               Unregistered Sales of Equity Securities.

Issuance of the 250,000 shares issued in connection with the transaction described in Item 1.01 was not registered under the Securities Act of 1933.  The issuance of these shares was exempt from registration, pursuant to Section 4(2) of the Securities Act of 1933.  These securities qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance securities by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the sale, size of the offering, manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Identification of Exhibits
10.1 10.2 99.1
   Purchase and Sale Agreement for purchase of 100% interest in Rush Willadel Field.
   Purchase and Sale and Option Agreement for sale of 50% interest in Rush Willadel Field
   Press Release for purchase of interest in Rush Willadel Field.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RECOVERY ENERGY, INC.

Date: November 12, 2009	By:	/s/ Jeffrey A. Beunier
Jeffrey A. Beunier
Chief Executive Officer